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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-193877 on Form S-1 of our report dated March 22, 2012, relating to the combined special-purpose financial statements of the Operating Entities of Medical Developers, LLC as of December 31, 2011, and for the ten-month period from March 1, through December 31, 2011, not presented separately herein, appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Yours truly,

City of Buenos Aires, Argentina
May 15, 2014

Deloitte & Co. S.A.

/s/ Daniel S. Vardé
Partner

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.

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  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM